 Careview Communications, Inc. 8-K

Exhibit10.03

EXECUTION VERSION

PATENT SECURITY AGREEMENT

WHEREAS, CAREVIEW COMMUNICATIONS, INC., a Texas corporation (herein referred to as “Grantor”), having an address at 405 State Highway 121 Bypass, Suite B-240, Lewisville, Texas 75067, owns the letters patent and/or applications for letters patent of the United States of America more particularly described on Schedule 1-A annexed hereto as part hereof (the “Patents”);

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated as of June 26, 2015 (said Guarantee and Collateral Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; capitalized terms used but not otherwise defined herein having the meaning assigned to them in the Guarantee and Collateral Agreement) in favor of the Agent, for itself and the Lender party to the Credit Agreement (the “Secured Creditors”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Secured Creditors a security interest in all right, title and interest of Grantor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, divisions, continuations, continuations-in-part, term restorations or extensions thereof, all Patent licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof for the full term of the Patents, to secure the prompt payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to the Secured Creditors of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.

Section 1.          Grant of Security Interest in Patents Each Grantor hereby grants to the Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether owned or existing or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”): all United States and foreign patents and certificates of invention, or similar industrial property rights, including, but not limited to each patent referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time), and with respect to any and all of the foregoing, (i) all applications therefor including the patent applications referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all proceeds, payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

Section 2.          Security Agreement The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral made and granted hereby are supplemental of, and more fully set forth in, the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Patent Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 3.          Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in such Grantor’s reasonable business judgment in connection with their Patents subject to a security interest hereunder.

Section 4.          GOVERNING LAW THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.          Counterparts. This Patent Security Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Patent Security Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Patent Security Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Patent Security Agreement.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the undersigned Grantor has duly executed or caused this Patent Security Agreement to be duly executed as of the first date set forth above

CAREVIEW COMMUNICATIONS, INC.,
A Texas corporation

By:	/s/ Steven Johnson
Name: Steven Johnson
Title: President and CEO

Schedule 1-A to the PATENT SECURITY AGREEMENT

Title	Date Filed or Granted	Serial No. or Patent No.

Non-Intrusive Data Transmission Network for Use in an Enterprise Facility and Method for Implementing	01/13/2009	7,477,285

System and Method for Documenting Patient Procedures	06/25/2013	8,471,899

System and Method for Using a Video Monitoring System to Prevent and Manage Decubitus Ulcers in Patients	03/18/2014	8,675,059

System and Method for Predicting Patient Falls	05/06/2008	12/151,452

System and Method for Using a Video Monitoring System to Prevent and Manage Decubitus Ulcers in Patients	02/24/2014	14/188,396

Electronic Patient Sitter Management System and Method for Implementing	12/14/2012	13/714,587

Noise Correcting Patient Fall Risk State System and Method for Predicting Patient Falls	03/23/2012	13/429,101

System and Method for Monitoring a Fall State of a Patient while Minimizing False Alarms	09/27/2013	14/039,931

Patient Video Monitoring Systems and Methods having Detection Algorithm Recovery from Changes in Illumination	01/17/2014	14/158,016

Systems and Methods for Dynamically Identifying a Patient Support Surface and Patient Monitoring	03/13/2014	14/209,726

System and Method for Documenting Patient Procedures	03/18/2014	8,676,603

System and Method for Predicting Patient Falls	5/26/2015	9,041,810

System and Method for Documenting Patient Procedures	03/14/2014	14/213,163

Electronic Patient Sitter Management System and Method for Implementing	5/12/2015	14/710,009

Licensor	Licensee	Title	Date of License Agreement	Expiration Date of License	Patents Licensed
Intelliview Technologies	CareView Communications, Inc. (Lewisville, TX)	Video Based Monitoring System (Badawy)	09/01/2011	Upon Expiration of Patent	US 7,612,666*

* (a) License executed 9/1/2011 and recorded 12/20/2011 from Intelliview Technologies Inc. as Assignor to Mann Equity, LLC as Assignee (Reel 027415/Frame 0731).
(b) License executed 9/1/2011 and recorded 12/20/2011 from Mann Equity, LLC as Assignor to CareView Communications, Inc. as Assignee (Reel 27415/Frame 0873).
(c) Amended and Restated Intellectual Property Security Agreement executed 2/17/2015 and recorded 2/18/2015 from CareView Communications, Inc. (NV), CareView Operations, LLC and CareView Communications, Inc. (TX) as Assignors to Healthcor Partners Fund, L.P. as Assignee (Reel 035014/Frame 0408).